                                                                    EXHIBIT 10.2
                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           COOPER CAMERON CORPORATION
                            LONG-TERM INCENTIVE PLAN

     WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the AMENDED AND RESTATED COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 12, 1998:

     1. The number "11,000,000" shall be substituted for the number "8,000,000" in the first and last sentences of Section 4.1 of the Plan.

     2. The third sentence of Section 4.1 of the Plan shall be deleted and the following shall be substituted therefor:

     "Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant (including where shares of Common Stock covered by an Award are used to satisfy tax withholding obligations pursuant to Section 15 of the
     Plan), or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder."

     3. The third sentence of Section 6.4 of the Plan shall be deleted and the following shall be substituted therefor:

     "The Committee may provide in an Award Agreement respecting a stock option that, if a Participant pays the option exercise price in shares of Common Stock, upon the date of such payment a new option shall be granted and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment (plus the number of any shares of Common Stock respecting the exercised option retained to satisfy any tax withholding obligations); provided that such new option shall not be exercisable in any event after the original term of the exercised option."

     4.  As amended hereby, the Plan is specifically ratified and reaffirmed.

                                      /s/ Franklin Myers
                                     -----------------------------------------
                                     Franklin Myers, Senior Vice President,
                                       General Counsel & Secretary
                                     Date:  February 12, 1998